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                                                                      EXHIBIT 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Puritan-Bennett Corporation and subsidiaries of our report dated March 6, 1995, included in the Annual Report of Puritan-Bennett and subsidiaries for the fiscal year ending January 31, 1995.

Our audits also included the financial statement schedule listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statements:

     No. 2-98132 on Form S-8 and Form S-3 dated June 23, 1985,
     No. 33-6804 on Form S-3 dated July 24, 1986,
     No. 33-26495 on Form S-8 and Form S-3 dated January 31, 1989, No. 33-36497 on Form S-8 dated August 21, 1990,
     No. 33-67634 on Form S-8 dated August 18, 1993, and,
     No. 33-58471 on Form S-3 dated April 7, 1995,

of our report dated March 6, 1995, with respect to the consolidated financial statements and schedule of Puritan-Bennett Corporation and subsidiaries included and/or incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 1995.



                                                            /s/ERNST & YOUNG LLP


Kansas City, Missouri
April 25, 1995